New Platform Tech

THE NEXT FEMALE SUPERSTAR® talent competition program is planned to be a three-tier singing competition series that evolves from a voting-engine app where the winners are selected by their friends, family members, fans, followers, celebrity judges, and you.


TVEBAM
THE NEXT FEMALE SUPERSTAR®
BRAND YOURSELF TO STARDOM™
Every Woman is a
SUPERSTAR

Invest

DEADLINE: January 31, 2024
in 3 months

SHARE PRICE
$0.10

TOTAL RAISED
$0

VALUATION
$11,743,431

4(a)(6) offering provided by Netcapital Funding Portal Inc.

NEW PLATFORM TECH


New Platform Tech Inc.
The Next Female Superstar® talent competition program is planned to be a three-tier singing competition series that evolves from a voting–engine app where the winners are selected by their friends, family members, fans, followers, celebrity judges and you.
TVEBAM™
THE NEXT FEMALE SUPERSTAR®
BRAND YOURSELF TO STARDOM™
Just Your Voice, The Song and Your Phone©
Raymond Hall CEO
rayhall@newplatformtechinc.com

Introduction

The TVEBAM™ app iOS/Android and web portal was built to give the surplus singers and songwriter's unsold songs a launch pad to stardom by being in the best-voted category over 26 weeks of intense voting. The best voted-480 singers and the best voted-233 songs advance to the TNFS Live Showdown in Las Vegas, NV.

THE NEXT FEMALE SUPERSTAR® singing competition series is planned to take place over 53 weeks per season. The first 26 weeks is planned for the TVEBAM™ app voting phase where contestants register and upload their auditions and unsold songs and invite their voters to vote for them to advance them each week to the TNFS Live Showdown. The TNFS Live Showdown is where a panel of judges dwindle down the best 480 singers and the 233 unsold songs to the final top-ten singers and best 55 songs that advance to THE NEXT FEMALE SUPERSTAR® TV series.

The singing competition television series is planned to consist of 25 total episodes, 10 performance, 10 elimination and five back story episodes ending with the final voting elimination episode where THE NEXT FEMALE SUPERSTAR® and the songwriter winners are crowned.

There plans to be two winners crowned each season.

1. The undiscovered female singers would be titled THE NEXT FEMALE SUPERSTAR®
2. The songwriter winner would be crowned TNFS Songwriter winner.

Singers and songwriters typically use the top 6 – 7 platforms to build their brand and earn income in the hope that their music will go viral attracting a record or music placement company to take a risk on their newfound fame.

But these offers currently are far and few.

We believe TVEBAM™ is the answer. Instead of multiple platforms they only need one, our voting engine to get the job done.


THE PROBLEM
TOP PLATFORMS
433M
500M
500M
3.6B
2.5B
2.5B


OUR
SOLUTION
We're opening voting to
6.5 Billion Smartphone users
TVEBAM
BRAND YOURSELF TO STARDOM

TVEBAM™ Voting Engine App Screens


TNFS
UNDISCOVERED FEMALE SINGERS VOTING PAGE
MY TNFS.TV
INSTANT WINNER
$10,000
WHAT A VOTE PICK
THE NEXT FEMALE SUPERSTAR®
TVEBAM
Voting Engine
Just Your Voice, The Song and Your Phone©.
TNFS
ORIGINAL SONGWRITERS VOTING PAGE


NEXT
FEMALE
SUPERSTAR

TNFS

LIVE SHOWDOWN

480 SINGERS

230 SONGS

TOP 10 FINALISTS

TOP 55 SONGS

Advance to THE NEXT FEMALE SUPERSTAR® ALL-FEMALE SINGING COMPETITION 25 EPISODE SERIES WHERE TWO WINNERS WILL BE CROWND.

OUR TEAM



Raymond Hall Founder

Raymond Hall, CEO
With 30 years in entertainment, Mr. Hall aided movie production, developed TV scripts, fostered female singers in UK and LA, and enhanced streaming voting technology.



Amy Murray Rolon

Amy Murray Rolon,
TV Production
With over 20 years experience, Ms. Murray-Rolon has executive produced for major networks, and is now leading TNFS production and developing a zombie horror comedy series.



Charlie Midnight

Charlie Midnight,
Multi-Grammy awardee Charlie Midnight, with 50+ million album sales, notably contributed to Barbra Streisand's and Idina Menzel's albums. Since inception has been involved in The Next Female Superstar®, valuing its female talent promotional project.


Company's
Milestone Roadmap
2012
Registered The Next Female Superstar® trademark renewed it this year until 2031.
2014
Incorporated in Las Vegas, NV 89118.
2015
NPTI protected against BET's infringement of our trademark THE NEXT FEMALE SUPERSTAR®
2018
Built our TVEBAM web portal.
2019
Started building the iOS/Android App version
2019
Pitched ABC on TNFS series and platform.
2020 2022
TVEBAM App was completely built.
2023
NPTI registered on NETCAPITAL's platform to do a crowd funding raise.


WHY BET ON US
WITH YOUR INVESTMENT?
TVEBAM
BRAND YOURSELF TO STARDOM
Our platform combines a social media gifting solution, a streaming music cash incentives solution, and an NFT auctions' solution.
Investors are getting two investments - one in the digital music platform space and one in the television singing competition space.
Our voting engine will build its values on undiscovered female singers, songwriters and 6.5 billion smartphone users.

APP PAID DIGITAL ADDS / TO PRODUCE IN APP MARKET AUDIENCES


TVEBAM
Contextual Advertising Targeting directed to top platforms where singers and songwriters build their brands to gain exposure.
In-Market Audiences are users who are researching artist and musician top music tech platforms and are considering our TVEBAM™ voting engine because they are music lovers who want to support artists and songwriters.
Custom Affinity Audiences that are audiences that are more tailored towards the top music tech brands.


THE Market
The primary market. Consists of 6.5 billion smartphone users utilizing the top brands throughout the word wide web.
The secondary market. According to Insider Intelligence US's Generation Z is 67 million, Millennials is 72.2 million, Generations Xer's is 65.2 million, Baby Boomers is 70.4 million with Generation Z being our main focus.

USE OF PROCEEDS

If the offering's maximum amount of $1,200,000 is raised:

Use	Value	% of Proceeds
General & Administrative	$191,200	15.9%
Minting/Auction enhancements	$400,000	33.3%
Beta Test Marketing	$100,000	8.3%
Software Cloud Expense name	$100,000	8.3%
TNFS App Upgrades	$150,000	12.5%
Legal Fees	$50,000	4.2%
NPTI Immediate Liabilities	$150,000	12.5%
Intermediary fees	$58,800	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in New Platform Tech Inc.. This offering must raise at least $10,000 by January 31, 2024 at 10:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. New Platform Tech may issue additional securities to raise up to $1,200,000, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

129,434,308 shares
× $0.10 per share

$12,943,431 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website

UPDATES

Nov 16, 2023 • Primary offering of 12,000,000 shares at $0.10

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